UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2010

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2010, Piedmont Natural Gas Company, Inc. ("the Company") entered into a Joint Commitment Letter dated November 17, 2010 with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Branch Banking and Trust Company and BB&T Capital Markets, a division of BB&T (together, the "Commitment Parties"), pursuant to which Bank of America, N.A. and Branch Banking and Trust Company have each committed to lend up to $155 million to the Company under a senior unsecured credit facility ("New Credit Facility") and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and BB&T Capital Markets have agreed to use its best efforts to form a syndicate of financial institutions for the New Credit Facility that will commit to lend an additional aggregate $340 million. The New Credit Facility is intended to replace the Company's existing senior unsecured credit facility that expires in April 2011.

The Joint Commitment Letter contemplates the following terms, among others, for the New Credit Facility:
--$650 million three-year revolving credit facility to be used for general working capital needs and other lawful corporate purposes
--closing by January 31, 2011
--Company's option to increase the committed amount by $200 million for a total aggregate committed amount of up to $850 million
--financial covenant substantially similar to that under the Company's existing senior credit facility
--provisions regarding defaulting lenders and replacement of lenders

The obligations of the Commitment Parties to perform under the Joint Commitment Letter are subject to customary conditions, including:
--execution of definitive documentation for the New Credit Facility consistent with the terms set forth in the Joint Commitment Letter
--no material adverse change in or material disruption of conditions in the market for syndicated bank credit facilities or the financial, banking or capital markets generally that, in the reasonable judgment of the Commitment Parties, would impair the syndication of the New Credit Facility
--no occurrence that could reasonably be expected to have a material adverse effect on the Company
--commitments shall have been received from lenders for the remaining $340 million of the New Credit Facility on the terms and conditions referred to in the Joint Commitment Letter.

Bank of America, N.A. and Branch Banking and Trust Company are both lenders under the Company's existing senior credit facility. Some of the Commitment Parties (and their respective subsidiaries or affiliates) provide, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, and other advisory services to the Company. These parties have received, and may in the future receive, customary compensation from the Company for such services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

November 22, 2010	By:	Robert O. Pritchard

Name: Robert O. Pritchard
Title: Vice President, Treasurer and Chief Risk Officer